Exhibit 10.25

RESTRICTED STOCK AWARD

(Employee)

THIS RESTRICTED STOCK AWARD (Employee), effective as of the Award Date (as defined in paragraph 1), by and between the individual designated on the signature page (the “Participant”) and Sky Financial Group, Inc. (the “Company”);

WITNESSETH THAT:

WHEREAS, the Company maintains the 2004 Restricted Stock Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been recommended by the committee administering the Plan (the “Committee”) and approved by the Board of Directors to receive an award of Restricted Stock under the Plan;

NOW, THEREFORE, IT IS AGREED by and between the Company and the Participant, as follows:

1.        Terms of Award.    The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

a.	The “Award Date” is .

b.	The number of “Covered Shares” is shares of Common stock, no par value, of the Company. Other terms used in this Agreement are defined in paragraph 8, elsewhere in this Agreement, or in the Plan.

2.         Ownership Rights and Restrictions.    The Participant is hereby granted an award of the number of Covered Shares set forth in paragraph 1 (the “Award”). Ownership of the Covered Shares shall be subject to the vesting provisions of Section 3 and other restrictions and limitations contained in this Agreement and the Plan. All dividends payable on outstanding Covered Shares, either vested or unvested, shall be payable to the Participant. The Participant shall be entitled to exercise voting rights on all vested and unvested Covered Shares.

3.        Vesting Period.    Subject to the limitations of this Agreement, the Award shall be subject to forfeiture according to the following vesting schedule:

Time	Amount Vested

After Second Anniversary of Award Date	40%
After Third Anniversary of Award Date	60%
After Fourth Anniversary of Award Date	80%
After Fifth Anniversary of Award Date	100%

provided, however, that in the event of a Participant’s Retirement, death, Disability or a Change in Control (each as defined in paragraph 8), any unvested Covered Shares then outstanding shall become fully vested.

4.        Forfeiture.    Subject to Section 3 hereof, any Covered Shares not vested shall, upon the Date of Termination of Participant’s employment with the Company and its subsidiaries, be forfeited and neither Participant nor any heirs or assigns shall have any rights or interest in such shares.

5.         Withholding.    All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee from time to time, such withholding obligations may be satisfied through payment by cash or check, or by the surrender of shares of Stock which the Participant already owns or to which the Participant is otherwise entitled under the Plan.

6.        Transferability.    Except as otherwise provided by the Committee, unvested Covered Shares are not transferable other than as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

7.        Non-Solicitation.    In consideration of the Award, the Participant agrees that during the term of his employment by the Company or its Subsidiary and until one year after Participant’s Date of Termination, he will not engage, directly or indirectly, whether on his own, as employee, or as an agent, consultant, or advisor of any business (including, without limitation, any financial institution, or any other firm, corporation, partnership, or other entity) in any or all of the following activities:

a.

Canvassing, soliciting or causing the acceptance of any business from, or offering to render services to, any of the Company’s customers, or causing anyone else to do so, other than in the performance of his duties as an employee of the Company or for any entity that is not competing in any way with the Company; or

b.	Requesting or advising any of the Company’s customers to withdraw or cancel any of their business with the Company, or causing anyone else to do so; or

c.	Soliciting or attempting to persuade any employee of the Company to terminate his services with the Company, or causing anyone else to do so.

Notwithstanding the foregoing, this Section 7 shall be of no further force or effect upon a Change in Control of the Company.

8.        Definitions.    For purposes of this Agreement, terms listed below shall be defined as follows:

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a.	Change in Control. “Change in Control” shall have the meaning set forth in Article I of the Plan.

b.

Date of Termination.    The Participant’s “Date of Termination” shall be the first day occurring on or after the Award Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

c.

Disability.    “Disability” will have the meaning set forth in any employment, consulting or other written agreement between the Company or a Subsidiary and the Participant. If there is no employment, consulting or other written agreement between the Company or a Subsidiary and the Participant, or if such agreement does not define Disability, “Disability” will mean the date on which the Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

d.	Retirement. “Retirement” of the Participant shall mean the occurrence of the Participant’s Date of Termination after age 55.

e.	Plan Definitions. Any term capitalized herein but not defined will have the meaning set forth in the Plan.

f.	Subsidiary. The term “Subsidiary” means any company during any period in which it is a direct or indirect subsidiary of the Company.

9.        Successors.    This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets or business.

10.        Administration.    The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

11.        Plan Governs.    Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which is available on Sky Central, the Company’s intra-net site, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

12.        Not an Employment Contract.    The Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

13.        Notices.    Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

14.        Amendment.    This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all effective as of the Award Date.

SKY FINANCIAL GROUP, INC.

By:

W. Granger Souder, Jr.
Executive Vice President

Date:

PARTICIPANT

________________________________________ Signature of Officer	_________________________________________ Date

Officer Name:	Affiliate:

Home Address:	Internal Zip:

___________________________	Work Phone:

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